                                                                   Exhibit 10.22


                   AMENDMENT TO UNITED MERIDIAN CORPORATION
                 1994 NONQUALIFIED STOCK OPTION AGREEMENT FOR
             FORMER EMPLOYEES OF GENERAL ATLANTIC RESOURCES, INC.

     This Amendment to United Meridian Corporation 1994 Nonqualified Stock Option Agreement for Former Employees of General Atlantic Resources, Inc. (this "Amendment") is made and entered into this 16th day of April, 1996 by and between UNITED MERIDIAN CORPORATION, a Delaware corporation (the "Company"), and DONALD D. WOLF ("Optionee").

                                   RECITALS

     A. The Company and Optionee heretofore entered into a United Meridian Corporation 1994 Nonqualified Stock Option Agreement for Former Employees of General Atlantic Resources, Inc. dated as of November 15, 1994 (the "Agreement") pursuant to which certain options which had been granted to Optionee by General Atlantic Resources, Inc. were converted into options to acquire shares of Series A Voting Common Stock, par value $0.01 per share, of the Company ("UMC Common Stock").

     B. Optionee has given notice to the Company that he desires to terminate his employment arrangement effective as of April 30, 1996, and this Amendment modifies the Agreement to reflect the agreement of the parties in respect of such termination.

     C. Terms which are defined in the Agreement and used herein shall have the same meanings as so defined.

                                  AGREEMENTS

     1. Notwithstanding anything to the contrary contained in the Agreement, the options granted therein shall continue to vest from the effective date of Optionee's resignation to and including July 15, 1996, but not thereafter. The effect of the preceding sentence will be to allow the option granted to Optionee to vest in respect of 8,580 shares of UMC Common Stock included in the grant of July 1993. Exhibit A attached hereto sets forth the number of shares of UMC Common Stock which may be purchased as of July 15, 1996 upon the

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exercise of the option granted by the Agreement, the per share exercise price for such shares and the dates on which such option shall expire with respect to such shares.

     2.  Section 4(d) of the Agreement is amended to read as follows:

         (d) In the event Optionee terminates his relationship with the Company and its affiliates voluntarily on or before August 15, 1996, Optionee may exercise this option at any time during the remaining term of the option. If Optionee dies subsequent to such voluntary termination, this option may be exercised, to the extent Optionee was entitled to exercise this option immediately prior to Optionee's death, within twelve months of Optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this Section 4(d) shall be subject to Sections 1 and 6, which may earlier terminate the option.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

                       UNITED MERIDIAN CORPORATION



                       By:  /s/ John B.  Brock
                          --------------------
                          John B. Brock, Chairman and
                          Chief Executive Officer



                           /s/ Donald D.  Wolf
                          ---------------------
                          Donald D. Wolf



                                      -2-

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                                   EXHIBIT A



Shares which may                                       Date after which such
be Purchased as of                                     Shares May no Longer
July 15, 1996 upon                                     be Purchased Upon
Exercise of this Option    Exercise Price per Share    Exercise of the Option
- -----------------------------------------------------------------------------

   141,288                      $ 3.95                      12/31/99
   107,163                        2.75                       2/14/00
   100,205                        5.75                       6/30/01
    25,740                       11.82                       7/14/04
    13,200                       13.64                       3/06/05